EXHIBIT 11.1

                        RAILTEX, INC. AND SUBSIDIARIES
                      COMPUTATION OF NET INCOME PER SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                 FOR THE THREE MONTHS   FOR THE SIX MONTHS
                                                    ENDED JUNE 30,         ENDED JUNE 30,
                                                 --------------------   ------------------
                                                     1997     1996        1997     1996
                                                    ------   ------      ------   ------
PRIMARY EARNINGS PER SHARE CALCULATION:
Net income ......................................   $2,418   $2,621      $3,993   $4,804
                                                    ======   ======      ======   ======
Weighted average number of common stock and
common stock equivalents outstanding:
    Weighted average number of shares of
      common stock outstanding ..................    9,158    9,111       9,145    9,111
    Weighted average number of common
      stock equivalents applicable to stock
      options ...................................       65      124          68      119
                                                    ------   ------      ------   ------
    Common stock and common stock
      equivalents ...............................    9,223    9,235       9,213    9,230
                                                    ------   ------      ------   ------
    Earnings per share - primary ................   $ 0.26   $ 0.28      $ 0.43   $ 0.52
                                                    ======   ======      ======   ======

FULLY DILUTED EARNINGS PER SHARE CALCULATION (1):

Net income ......................................   $2,418   $2,621      $3,993   $4,804
                                                    ======   ======      ======   ======

Weighted average number of common stock and
common stock equivalents outstanding:
    Weighted average number of shares of
      common stock outstanding ..................    9,158    9,111       9,145    9,111
    Weighted average number of common
      stock equivalents applicable to stock
      options ...................................       67      132          68      130
                                                    ------   ------      ------   ------
    Common stock assuming full dilution .........    9,225    9,243       9,213    9,241
                                                    ======   ======      ======   ======
    Earnings per share - fully diluted ..........   $ 0.26   $ 0.28      $ 0.43   $ 0.52
                                                    ======   ======      ======   ======

(1) This calculation is submitted in accordance with item 601(b)11 of regulation S-K although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%.